UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 20, 2002

VINEYARD NATIONAL BANCORP

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA State or other jurisdiction of Incorporation	0-20862 Commission File Number	33-0309110 IRS Employer Identification Number

9590 Foothill Boulevard, Rancho Cucamonga, California 91730
Registrant’s telephone number, including area code: (909) 987-0177

TABLE OF CONTENTS

		Page
Item 5.	Other events	2
Exhibit Index
Exhibit 99.1	Press Release dated December 20, 2002 Completion of Issuance of Trust Preferred Securities, Issuance of Subordinated Debt, and Sale of Series A Preferred Stock	6
SIGNATURES		10
Item 5.	Other Events

Vineyard National Bancorp (the “Company”) has issued a press release regarding the completion of issuance of trust preferred securities, issuance of subordinated debt, and sale of series A preferred stock. A copy of the related press release issued by the Company is attached as exhibit 99.1 and is incorporated herein by reference in its’ entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	December 20, 2002	By:	/s/ GordonFong Gordon Fong Senior Vice President & CFO